Exhibit 99.1

Post Holdings and Treehouse Foods Provide Update Regarding Action by the Federal Trade Commission Regarding Post’s Proposed Acquisition of Treehouse’s Private Label Ready-to-eat Cereal Business

December 19, 2019

ST. LOUIS and OAK BROOK, Ill., Dec. 19, 2019 (GLOBE NEWSWIRE) — Post Holdings, Inc. (NYSE:POST) and TreeHouse Foods (NYSE: THS) (“TreeHouse”) today announced that the Federal Trade Commission (“FTC”) has notified the companies that it will file a complaint opposing Post’s proposed acquisition of TreeHouse’s private label ready-to-eat cereal business (the “TreeHouse RTE cereal business”).

“We are disappointed and perplexed by the FTC’s decision to attempt to block a combination that produces more effective competition in the $9 billion ready-to-eat cereal category. We will work with TreeHouse to develop an appropriate course of action,” said Rob Vitale, Post’s President and CEO.

“The FTC’s decision to block the combination of our ready-to-eat cereal business with Post is unfortunate,” said Steve Oakland, CEO and President of TreeHouse. “We are highly disappointed because we believe the transaction would enable Post to offer retail customers a full suite of ready-to-eat cereal offerings. We are in the process of reviewing our next steps, but in the meantime, we remain committed to delivering high quality products and great customer service to our customers.”

As a result of this development, the companies cannot provide a timeframe in which they expect the transaction to close, if at all.

Forward-Looking Statements

Certain matters discussed in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include the expected timing of completion of the transaction and the possibility that the transaction may not be completed. There is no assurance that the acquisition of the TreeHouse RTE cereal business by Post will be consummated, and there are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the forward-looking statements made herein, including risks relating to the timing and ability to satisfy other closing conditions for the proposed acquisition, the occurrence of any event, change or other circumstance that could delay the closing of the proposed acquisition, and other risks and uncertainties described in Post’s and TreeHouse’s filings with the Securities and Exchange Commission. These forward-looking statements represent Post’s and TreeHouse’s judgement as of the date of this release. Post and TreeHouse disclaim, however, any intent or obligation to update these forward-looking statements.

About Post Holdings, Inc.

Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories. Through its Post Consumer Brands business, Post is a leader in the North American ready-to-eat cereal category offering a broad portfolio including recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains® and Malt-O-Meal® bag cereal. Post also is a leader in the United Kingdom ready-to-eat cereal category with the iconic Weetabix® brand. As a leader in refrigerated foods, Post delivers innovative, value-added egg and refrigerated potato products to the foodservice channel and the retail refrigerated side dish category, offering side dishes and egg, sausage and cheese products through the Bob Evans®, Simply Potatoes®, Better’n Eggs® and Crystal Farms® brands. Post’s publicly-traded subsidiary BellRing Brands, Inc. is a holding company operating in the global convenient nutrition category through its primary brands of Premier Protein®, Dymatize® and PowerBar®. Post participates in the private brand food category through its investment with Thomas H. Lee Partners in 8th Avenue Food & Provisions, Inc., a leading, private brand centric, consumer products holding company. For more information, visit www.postholdings.com.

About TreeHouse Foods, Inc.

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have over 40 production facilities across the United States, Canada and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our product portfolio includes shelf stable, refrigerated, frozen and fresh products, including baked goods (refrigerated and frozen dough, cereal, cookies, crackers, pretzels and snack bars); beverages (broth, single serve hot beverages, creamers and powdered drinks); meal solutions (dressings, hot cereal, macaroni and cheese, pasta, pickles, sauces and side dishes); and healthy snacks (dried fruits and vegetables, nuts and trail mix). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Post Holdings Contacts:

Investor Relations

Matt Mainer

matt.mainer@postholdings.com

(314) 644-7618

Media Relations

Lisa Hanly

lisa.hanly@postholdings.com

(314) 665-3180

TreeHouse Foods Contact:

Investor Relations

PI Aquino

pi.aquino@treehousefoods.com

(708) 483-1331

Source: Post Holdings, Inc.

Source: TreeHouse Foods